Exhibit (10)(o)(viii)

CONSENT AND MODIFICATION

September 11, 2002

Potlatch Corporation
601 West Riverside Avenue, Suite 1100
Spokane, WA 99201
Attn: Gerald L. Zuehlke, Vice President and Chief Financial Officer

Re:
Credit Agreement, dated as of June 29, 2001 among Potlatch Corporation, a Delaware corporation, as Borrower, the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent (as amended and modified by the First Amendment thereto dated August 27, 2001, the Second Amendment thereto dated December 19, 2001, the Third Amendment and Waiver thereto dated January 24, 2002, that certain consent letter dated March 19, 2002 (the “Cloquet Consent”), that certain Consent and Modification dated June 12, 2002 relating to the Cloquet Consent, and that certain Fourth Amendment to Credit Agreement and Waiver dated as of July 16, 2002 and as further amended, modified, restated and supplemented from time to time, the “Credit Agreement”).

Ladies and Gentlemen:

Reference is hereby made to the above-referenced Credit Agreement. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement.

You have asked Bank of America, as Issuing Lender for all new Letters of Credit under the Credit Agreement, to issue one or more Letters of Credit under the Credit Agreement in euro (the “Euro Letters of Credit”). Pursuant to the terms of Section 2.2(a) of the Credit Agreement, the Issuing Lender may only issue Letters of Credit denominated in Dollars. Accordingly, you have requested that, notwithstanding the terms of Section 2.2(a) of the Credit Agreement, the Required Lenders, the Agent and the Issuing Lender consent to the issuance of one or more Euro Letters of Credit under the Credit Agreement.

The Required Lenders, the Agent and the Issuing Lender hereby consent to (a) the issuance of one or more Euro Letters of Credit, subject to the other terms and conditions set forth in the Credit Agreement relating to Letters of Credit, and (b) in order to facilitate the issuance of Euro Letters of Credit, the following modifications to the Credit Agreement:

The Dollar Equivalent (as defined below) shall be determined with respect to each Euro Letter of Credit (i) as of any date on which the Borrower or the Lenders (to the extent such drawing has not been reimbursed directly by the Borrower) are to reimburse the Issuing Lender for a drawing under a Euro Letter of Credit, (ii) as of the last Business Day of each month, and, during the occurrence and continuation of an Event of Default, such other dates as may be requested in writing by the Required Lenders (but in any event no more than once a week, unless consented to by the Agent and Issuing Lender), and (iii) as of any other date as the Agent may elect (each such date under clauses (i), (ii) and (iii), a “Determination Date”). For the purposes hereof “Dollar Equivalent” shall mean, as of any Determination Date, (i) with respect to the amount of any drawing that has been honored by the Issuing Lender under a Euro Letter of Credit, the amount actually paid by the Issuing Lender in Dollars to purchase euro through its foreign exchange office in order to honor such drawing under a Euro Letter of Credit, and (ii) as to any other amount denominated in euro, the equivalent amount in Dollars as determined by the Agent at such time on the basis of the rate quoted by the Agent as the spot rate for the purchase by the Agent of euro with Dollars through its foreign exchange trading office at approximately 11:00 a.m. (San Francisco time) on the date one Business Day prior to the date as of which the foreign exchange computation is made.

Notwithstanding anything to the contrary contained in the Credit Agreement, (a) to the extent the Borrower is reimbursing the Issuing Lender directly (as opposed to with the proceeds of a Revolving Loan requested under the Credit Agreement) for a drawing under a Euro Letter of Credit, such reimbursement shall be made in Dollars, (b) to the extent the Lenders are reimbursing the Issuing Lender for a drawing under a Euro Letter of Credit (i.e., through the funding by the Lenders of (x) a Revolving Loan, the proceeds of which will reimburse the Issuing Lender for a drawing under a Euro Letter of Credit or (y) Participation Interests in a Euro Letter of Credit), such reimbursement shall be made in Dollars and (c) for all purposes under the Credit Agreement, the Agent shall calculate the Dollar Equivalent of drawings under, and LOC Obligations outstanding with respect to, Euro Letters of Credit. Without limiting the forgoing, the Dollar Equivalent amount of drawings under, the LOC Obligations outstanding with respect to, Euro Letters of Credit shall be used for purposes of determining (i) the availability of additional Revolving Loans under Section 2.1(a); (ii) the availability of additional Letters of Credit under Section 2.2(a); (iii) the outstanding LOC Obligations under Section 3.3(b)(i); (iv) the Unused Fee under Section 3.5(a); (v) the Letter of Credit Fee under Section 3.5(b); (vi) the Issuing Lender fees under Section 3.5(c); and (vii) the amount of unreimbursed drawings and outstanding LOC Obligations under Sections 2.2(c), (d) and (e), 3.14, 3.15 and 9.2.

Except to the extent specifically provided to the contrary in this letter, all terms and conditions of the Credit Agreement shall remain in full force and effect, without modification or limitation. This consent and modification shall not operate as a consent to any other action or inaction by the Borrower or any of the Guarantors, or as a waiver of any right, power, or remedy of any Lender or the Agent under, or any provision contained in, the Credit Agreement except as specifically provided herein. This consent and may be executed in two or more counterparts, each of which shall be deemed an original, and all of which taken together shall be deemed to constitute one and the same instrument. This letter shall constitute a Credit Document.

Very truly yours,
LENDERS:	BANK OF AMERICA, N.A., in its capacity as Administrative Agent

	By:	/s/ KEVIN F. SULLIVAN Kevin F. Sullivan Managing Director

BANK OF AMERICA, N.A., individually in its capacity as Issuing Lender and a Lender

By:	/s/ KEVIN F. SULLIVAN Kevin F. Sullivan Managing Director

BANK OF NOVA SCOTIA

By:	/s/ PATRICK G. NORRIS Patrick G. Norris Director

COBANK, ACB

By:	/s/ S. RICHARD DILL S. Richard Dill Vice President rdill@cobank.com

WELLS FARGO BANK, N.A.

By:	/s/ STEVEN J. ANDERSON Steven J. Anderson Senior Vice President

[Lender Signatures Continue]

WACHIVIA BANK, NATIONAL ASSOCIATION (F/K/A WACHOVIA BANK, N.A.)

By:	/s/ SHAWN JANKO
Shawn Janko Vice President

NORTHWEST FARM CREDIT SERVICES, PCA

By:	/S/ JIM D. ALLEN
Jim D. Allen Vice President

TRANSAMERICA BUSINESS CAPITAL CORPORATION

By:
Name:
Title:

CAPITAL FARM CREDIT

By:	/S/ ROBERT P. ABBOTT
Robert P. Abbott VP Commercial Loans

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

The terms of the foregoing Consent and Modification dated as of September 11, 2002 and hereby acknowledged and agreed to:

BORROWER:	POTLATCH CORPORATION

	By:	/s/ GERALD L. ZUEHLKE
Gerald L. Zuehlke VP Finance, CFO

SUBSIDIARY GUARANTORS:	THE PRESCOTT AND NORTHWESTERN RAILROAD COMPANY

	By:	/s/ MALCOLM A. RYERSE
Malcolm A. Ryerse Secretary and Asst. Treasurer

ST. MARIES RIVER RAILROAD COMPANY

By:	/s/ MALCOLM A. RYERSE
Malcolm A. Ryerse Secretary and Asst. Treasurer

WARREN AND SALINE RIVER RAILROAD COMPANY

By:	/s/ MALCOLM A. RYERSE
Malcolm A. Ryerse Secretary and Asst. Treasurer

5